Exhibit 99.1

Lucid Names Global Industrial Leader Silvio Napoli as Next Chief Executive Officer to Accelerate Growth, Profitability and Value Creation

•	Silvio Napoli, formerly Chairman and Chief Executive Officer of Schindler Group, to join Lucid as next Chief Executive Officer

•	Interim Chief Executive Officer Marc Winterhoff will continue as Chief Operating Officer upon Napoli assuming the role

Newark, Calif., April 14, 2026 – Lucid Group, Inc. (NASDAQ: LCID), maker of the world’s most advanced software-defined vehicles and technologies, today announced that Silvio Napoli will be Lucid’s next Chief Executive Officer (CEO) and will join Lucid’s Board of Directors. Mr. Napoli is currently based in Switzerland and will be relocating to the U.S. Interim Chief Executive Officer Marc Winterhoff will serve as Lucid’s Chief Operating Officer (COO) upon Napoli assuming the CEO role.

Napoli’s deep operational expertise, financial discipline, and track record of leadership in innovation position Lucid for its next phase of growth as it further scales production of Lucid Gravity and Lucid Air, advances its upcoming Midsize platform vehicles, pursues new streams of revenue through autonomy, robotaxi, and software-enabled innovation, and accelerate toward growth, positive free cash flow, and profitability.

“On behalf of the Board, we are pleased to welcome Silvio as Lucid’s next CEO,” said Turqi Alnowaiser, Chairman of the Lucid Board of Directors. “Silvio is a proven global leader with deep experience leading complex, technology-driven organizations through periods of rapid growth and operational scaling. He brings a strong track record of global manufacturing excellence, operational discipline, driving growth across global markets and leading state-of-the-art customer service. His expertise in capital allocation, operational efficiency and translating advanced technology into consistent high-quality performance over time will be critical as Lucid continues to scale and execute its strategy.”

Alnowaiser added, “I would also like to thank Marc for his leadership as Interim CEO during a pivotal period for the company. Under Marc’s stewardship, Lucid expanded and sharpened its strategy, strengthened execution and operational discipline, and led the business through an exceptionally challenging environment while maintaining momentum. We are fortunate to have his continued leadership as COO.”

Napoli brings decades of global industrial leadership experience, most recently serving as Chairman and CEO of Schindler Group, one of the world’s leading industrial technology companies. During his tenure, he led large-scale global operations across complex markets, with a strong track record in manufacturing excellence, cost discipline, capital allocation, and building and leading resilient, high-performing organizations. He also led the vertical transportation industry’s evolution toward a more technology-enabled, service-oriented business model, strengthening recurring revenue and long-term value creation. Napoli is known for a leadership style that emphasizes clarity of priorities, accountability, and operational excellence.

“The past year has been an important period of progress for Lucid, and I’m proud of the work the team has done to strengthen our operations and execution,” said Winterhoff. “We have laid out a clear vision and enhanced strategy, and I look forward to continuing that work alongside Silvio.”

“Lucid has established a strong foundation built on technology leadership and an expanding product portfolio, including Lucid Air, Lucid Gravity, and the upcoming Midsize vehicles,” said Napoli. “Working with Marc and the executive team, my focus will be on consistent execution, financial discipline and helping translate Lucid’s breakthrough innovations into long-term value.”

About Silvio Napoli

Following a comprehensive search, Silvio Napoli is joining Lucid as the next CEO of Lucid and a member of the board of directors. Prior to joining Lucid, Napoli served as Chairman and CEO of the Schindler Group where he led large-scale international operations and drove strategic and operational change across global markets. His experience spans manufacturing, supply chain, commercial execution, organizational performance, and business transformation, including helping industrial businesses evolve toward more technology-enabled and service-oriented models. He holds an MBA from Harvard Business School which he earned as a Fulbright scholar.

About Lucid Group

Lucid Group, Inc. (NASDAQ: LCID) is a technology company creating exceptional mobility experiences through innovation to drive the world forward. Built on Lucid’s proprietary technology and software-defined vehicle architectures, the company’s lineup of award-winning vehicles brings Lucid’s “Compromise Nothing™” approach to premium segments of the global automotive market. Lucid designs and engineers its products in-house and assembles at its vertically integrated facilities in Arizona and Saudi Arabia, enabling continuous innovation across vehicles, software, and advanced driver assistance and autonomy-ready capabilities.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “shall,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the employment of Mr. Napoli and Mr. Winterhoff and the anticipated timeline. These forward-looking statements are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from these forward-looking statements. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including those factors discussed under the cautionary language and the Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2025, Current Reports on Form 8-K, and other documents the Company has filed or will file with the Securities and Exchange Commission. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company currently does not know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this communication. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

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